STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

STEVEN PERLSTEIN
99 JOHN ST. #223
NEW YORK, NY 10038

Job:C20100630-2148
June 30, 2010

Special Handling Instructions:
24HR NF 1FSC E-MAIL 6/30 GR

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	20100485719-77		4	$0.00	$0.00
Articles of Incorporation	20100480269-22	6/30/2010 8:40:02 AM	1	$175.00	$175.00
24 Hour Expedite	20100480269-22	6/30/2010 8:40:02 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	082915|10063046667970	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1
NV Corp Copy Request Cover Letter(s):	1

STEVEN PERLSTEIN
99 JOHN ST. #223
NEW YORK, NY 10038

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Copy Request

June 30, 2010

Job Number: C20100630-2148
Reference Number: 20100485719-77
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20100480269-22	Articles of Incorporation	4 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100480269-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/30/2010 8:40 AM Entity Number E0314272010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MVP Holdings Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Agents and Corporations, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 18124 Wedge Parkway, Suite 925 (Street Address) Reno (City) Nevada 89511 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 76,500,000 — Par value per share: $ 0.001 — Number of shares without par value: N/A
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Steven Perlstein (Name) 99 John Street, No. 223 (Street Address) New York (City) NY (State) 10038 (Zip Code) 2) John Correnti (Name) 2015 Mcclaren Ln (Street Address) Broadview Hts (City) OH (State) 44147 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any and all lawful business activities permitted under the Nevada law.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Steven Perlstein (Name) X [signature] (Incorporator Signature) 99 John Street, No. 223 (Address) New York (City) NY (State) 10038 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. Agents and Corporations, Inc. By: X [signature] Williams, Vice President — 6/28/2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

MVP HOLDINGS CORP

ARTICLE ONE: NAME

The name of the corporation shall be MVP Holdings Corp. (hereinafter, the "Corporation")

ARTICLE TWO: RESIDENT AGENT

The name and address of the Resident Agent for the Corporation are:

Agents and Corporations, Inc.
18124 Wedge Parkway, Suite 925
Reno, Nevada 89511

ARTICLE THREE: CAPITAL STOCK

The Corporation is authorized to issue Seventy-Six Million and Five Hundred Thousand (76,500,000) shares of Capital Stock as follows:

Section 1: *Common Stock*, Par Value $ 0.001.

The shares constituting such class shall be Seventy-Five Million (75,000,000) shares, par value $ 0.001. Each shares of Common Stock has One (1) vote in all actions properly brought for a vote by the shareholders.

Section 2: *Preferred Stock.*

One Million and Five Hundred Thousand (1,500,000) shares of Preferred Stock, subject to the following designations:

<u>Series A Convertible Preferred Stock, Par Value $ 0.001</u>

The number of shares constituting such series shall be Five Hundred Thousand (500,000) shares, each share of which can be converted into One Hundred (100) shares of Common Stock, par value $ 0.001, at the option of the holder.

Each share of Series A Convertible Preferred Stock has One Hundred (100) votes in all actions properly brought for a vote by the shareholders. If the board declares cash or stock

dividends on the Common Stock of the Corporation, the shares of Series A Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series A shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series B-1 Convertible Preferred Stock, Par Value $ 0.001

The number of shares constituting such series shall be Four Hundred Sixteen Thousand Six Hundred and Sixty-Seven (416,667) shares, each share of which can be converted into Ten (10) shares of Common Stock, par value $ 0.001, at the option of the holder.

Each share of Series B-1 Convertible Preferred Stock has Ten (10) votes in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series B-1 Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series B-1 shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series B-2 Convertible Preferred Stock, Par Value $ 0.001

The number of shares constituting such series shall be Eighty-Three Thousand Three Hundred and Thirty-Three (83,333) shares, each share of which can be converted into One (1) shares of Common Stock, par value $ 0.001, at the option of the holder.

Each share of Series B-2 Convertible Preferred Stock has One (1) vote in all actions properly brought for a vote by the shareholders. If the board declares cash or stock dividends on the Common Stock of the Corporation, the shares of Series B-1 Convertible Preferred Stock, par value $ 0.001, shall participate as if it had been exchanged for shares of Common Stock prior to the declaration of such dividends. In the event of a partial or full liquidation and distribution of assets or pursuant to a voluntary or involuntary dissolution, Series B-1 shares take precedence over and are senior to all subsequent issuances of Preferred Stock and to all of the Common Stock of the Issuer, regardless of when such common shares were issued.

Series C Preferred Stock, Par Value $ 0.001

The number of shares constituting such series shall be Five Hundred Thousand (500,000) shares. The shares of such series shall not be converted into any shares of Common Stock.

Each share of Series C Preferred Stock has One Thousand (1,000) votes in all actions properly brought for a vote by the shareholders.

ARTICLE FOUR: DIRECTORS AND OFFICERS

The name and address of the directors constituting the initial board of directors are:

Name	**Address**
Steven Perlstein	99 John Street, No. 223 New York, NY 10038
John Correnti	2015 Mcclaren Ln Broadview Hts, OH 44147-3601

ARTICLE FIVE: PURPOSE

The purpose of this Corporation shall be to engage in any and all lawful business activities permitted under the Nevada law.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be executed in its name by its incorporator on June 28, 2010.

Steven Perlstein

Incorporator